UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Today we announced that we have reached an agreement in principle with the U.S. Department of Justice related to product advisories issued by our Guidant subsidiary in 2005.  The alleged conduct and product sales occurred prior to our 2006 acquisition of Guidant.

We had previously disclosed an investigation by the U.S. Attorney’s Office in Minneapolis into alleged violations of the Food, Drug, and Cosmetic Act by Guidant.  Under the terms of the agreement, Guidant will plead to two misdemeanor charges related to failure to include information in reports to the U.S. Food and Drug Administration, and we will pay $296 million on behalf of Guidant.

U.S. Generally Accepted Accounting Principles require that this agreement be recorded in the third quarter, as it occurred after the October 19, 2009 release of our third quarter financial results and before the filing of our Quarterly Report on Form 10-Q.  Accordingly, we have updated our financial results for the third quarter and nine months ended September 30, 2009, recording a third quarter charge of $294 million, on both a pre-tax and after-tax basis. This amount represents the $296 million charge associated with the agreement net of a $2 million reversal of a related accrual.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated November 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 6, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated November 6, 2009.